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                                                                     Exhibit 3.1
                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                          CENTER FINANCIAL CORPORATION

     Seon Hong Kim and Yong Hwa Kim certify that:

     1. They are the President and Secretary, respectively, of Center Financial Corporation, a California corporation (the "Corporation").

     2. That the Articles of Incorporation of the Corporation are amended and restated to read in full as follows:

     ARTICLE ONE: NAME. The name of this corporation is:

                          CENTER FINANCIAL CORPORATION

     ARTICLE TWO: PURPOSE. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     ARTICLE THREE: AUTHORIZED STOCK. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called "Serial Preferred Stock" and the second class of shares to be called "Common Stock." The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000), of which Ten Million (10,000,000) shall be Serial Preferred Stock and Twenty Million (20,000,000) shall be Common Stock.

     The Serial Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and the number of shares constituting any such series and a designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume that status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     ARTICLE FOUR: DIRECTOR LIABILITY. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     ARTICLE FIVE: INDEMNIFICATION. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation
Law) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the General Corporation Law, subject to the limits on such excess indemnification set forth in Section 204 of the General Corporation Law.

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     ARTICLE SIX: CLASSIFIED BOARD OF DIRECTORS.

     A. The number of directors on the Board of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the board within the range set forth in the by-laws of the Corporation, which shall in no event be fewer than six directors. The directors shall be divided into two classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of shareholders after this provision becomes effective and the term of office of the second class to expire at the annual meeting of shareholders one year thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

     B. The newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled in accordance with Section 305 of the Corporations Code, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     C. This ARTICLE SIX shall become effective only when the Corporation becomes a listed corporation within the meaning of Section 301.5 of the Corporations Code.

     ARTICLE SEVEN: ELIMINATION OF CUMULATIVE VOTING.

     A. The shareholders of the Corporation shall no longer be entitled to cumulative voting in the election of directors.

     B. This ARTICLE SEVEN shall become effective only when the Corporation becomes a listed corporation within the meaning of Section 301.5 of the Corporations Code.

     ARTICLE EIGHT: SUPER-MAJORITY VOTE REQUIREMENT FOR CERTAIN BUSINESS COMBINATIONS. The approval of two-thirds of the outstanding shares of the Corporation shall be required to approve (i) a merger in which the Corporation is not the surviving corporation or in which it issues a significant number of shares (more than 16.67% of previously outstanding shares), or (ii) a sale of substantially all of the assets of the Corporation (collectively, a "business combination"), unless such business combination has been approved by a majority of the Board of Directors of the Corporation, provided that at least a majority of the Board was holding office prior to commencement of proceedings or negotiations leading to the business combination.

     This provision shall cease to be effective two years after the filing of the amendment to the Corporation's Articles of Incorporation effecting this provision, unless renewed within one year before the applicable expiration date.

     ARTICLE NINE: CONSIDERATION OF SPECIFIED FACTORS IN EVALUATING CERTAIN OFFERS. The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation or association, or (c) purchase or

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otherwise acquire all or substantially all of the properties and assets of the
Corporation, shall, in connection with the exercise of its judgment and fiduciary duty in determining what is in the best interest of the Corporation and its shareholders, give due consideration to (i) the potential social and economic effects on the Corporation's, and any of the Corporation's subsidiaries', employees, depositors, customers and other affected persons, and on the communities served by the Corporation and its subsidiaries, (ii) the value of the Corporation in relation to the Board of Directors' estimate of the Corporation's future value as an independent going concern, (iii) the competence, experience and integrity of the proposed purchaser, (iv) the financial condition, earnings prospects and strategic plan of the proposed purchaser; and (v) such other factors as the Board of Directors may deem relevant under the circumstances.

     3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of the Corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth herein are true and correct and of our own knowledge.

     Executed in Los Angeles, California on May 15, 2002.


                                        /s/ Seon Hong Kim
                                        -----------------
                                        Seon Hong Kim, President


                                        /s/ Yong Hwa Kim
                                        ----------------
                                        Yong Hwa Kim, Secretary

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